Exhibit 10.9

J.P.Morgan

Partial Termination of an Interest Rate Swap Transaction

The purpose of this letter agreement is to confirm the partial termination of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.

(“JPMorgan”)

and

NATIONAL CINEMEDIA, LLC

(the “Counterparty”)

on the Trade Date and identified by the JPMorgan Deal Number specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2006 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation shall govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 06 August 2007, as amended and supplemented from time to time (the “Agreement”), between JPMORGAN CHASE BANK, N.A. (“JPMorgan”) and NATIONAL CINEMEDIA, LLC (the “Counterparty”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

J.P.Morgan

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	6900033659368

Previous Notional Amount:	USD 137,500,000.00

Revised National Amount:	USD 56,250,000.00 All calculations up to and including 13 March 2012 refer to the Previous Notional Amount specified above. All calculations after 13 March 20012 refer to the Revised Notional Amount specified above.

Trade Date:	02 March 2007

Effective Date:	13 March 2007

Termination Date:	13 February 2015 subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Dates:	The 13 June, 13 September, 13 December and 13 March in each year, from and including 13 June 2007 to 13 December 2014 and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.

Fixed Rate:	4.98400 percent

Fixed Rate Day Count Fraction:	Actual/360

Business Days:	New York, London

Floating Amounts:

Floating Rate Payer:	JPMorgan

Floating Rate Payer Payment Dates:	The 13 June, 13 September, 13 December and 13 March in each year, from and including 13 June 2007 to 13 December 2014 and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.

J.P.Morgan

Floating Rate for initial Calculation Period:	5.34000 percent

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	3 Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York, London

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.

Fee Paid from Counterparty: Fee Type: Payment Date:

USD 10,504,000.00

Partial Termination

27 April 2012 subject to adjustment in accordance with the Following Business Day Convention. Notwithstanding the effective date of April 27, 2012 for the Cancellation provided for hereby, the parties hereto agree that the notional amount of the Transaction canceled hereby is, for calculation purposes, deemed to be canceled effective March 13, 2012.

B. ACCOUNT DETAILS: Payments to JPMorgan in USD:

JPMORGAN CHASE BANK, N.A. BIC: CHASUS33XXX A/C No: 099997979 JPMORGAN CHASE BK NATL ASSOC, NEW YORK BIC: CHASUS33XXX

Payments to Counterparty in USD:	As per your standard settlement instructions.

C. OFFICES

JPMorgan:	NEW YORK

Counterparty:	CENTENNIAL

D. DOCUMENTS TO BE DELIVERED

J.P.Morgan

Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the incumbency and specimen signature of the person(s) executing this Confirmation, unless such evidence has been previously supplied and remains true and in effect.

E. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

J.P.Morgan

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 6900033659368

JPMorgan Chase Bank, N.A.

/s/ Carmine Pilla
Name:	Carmine Pilla
Title:	Executive Director

Accepted and confirmed as of the date

first above written:

NATIONAL CINEMEDIA, LLC

/s/

By NATIONAL CINEMEDIA, INC, its manager

/s/ Gary W. Ferrera
Name:	Gary W. Ferrera
Title:	EVP/CFO
Your reference number: 6900033659368

J.P.Morgan

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts

JPMorgan Contact                             Telephone Number

Client Service Group

Group E-mail address:

Facsimile:                                 (001) 888 803 3606

Telex:

Cable:

Please quote JPMorgan deal number(s): 6900033659368.